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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 28, 2002

                                 Lantronix, Inc.

                                 --------------
             (Exact name of registrant as specified in its charter)



           Delaware                   1-16027                    33-0362767
----------------------------        ------------            --------------------
(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)            Identification No.)

                             15353 Barranca Parkway
                                   Irvine, CA
                                      92618
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (949) 453-3990


          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     On May 30, 2002, Lantronix, Inc. announced that based on the results of the voluntary internal review by the company's audit committee, assisted by Ernst & Young, the company has determined that it will amend certain of its previously issued financial reports.

     Lantronix also announced the appointment of Marc Nussbaum as interim chief executive officer and president, succeeding Fred Thiel, who has assumed the role of chief technology and strategy officer. The company also announced that Thiel and Bernhard Bruscha have resigned from the Board of Directors. H.K. Desai, a current member of the company's Board of Directors, was elected chairman.

     Lantronix also announced that it received notification from Nasdaq on May 23, 2002, that it does not meet the filing requirements for continued listing on the Nasdaq National Market and is therefore subject to delisting. Lantronix has requested a hearing before a Nasdaq listing qualifications panel to review this determination.

     Lantronix also announced that it has signed an agreement with Gordian Corporation that gives Lantonix joint ownership of the Gordian intellectual property that is embodied in the products Gordian has designed for Lantronix. Lantronix will pay Gordian $6.0 million to acquire an interest in the Gordian intellectual property. Lantronix will also purchase $1.5 million for engineering and support services from Gordian over the next 18 months.

     A copy of the press release issued on May 30, 2002 is attached hereto as
Exhibit 99.1 and the Agreement dated May 28, 2002 between Gordian Corporation and Lantronix, Inc. is attached hereto as Exhibit 10.16.

     Lantronix, its Chief Executive Officer and Chief Financial Officer have recently been served with a number of complaints, filed primarily in the United States District Court for the Central District of California. These complaints have been brought as purported shareholder class actions. While there is some variation in their specific allegations, the essence of the allegations in each of the complaints is that the defendants engaged in improper revenue recognition practices, which plaintiffs allege had the effect of materially overstating Lantronix's reported financial results. Plaintiffs allege that the defendants intentionally engaged in this alleged improper accounting practice in order to inflate the value of Lantronix's common stock and thereby inflate Lantronix's stock price during its public stock offering in July 2001, as well as to facilitate the use of its stock as consideration in acquisitions.

     The complaints do not specify the amount of damages sought. Lantronix is currently investigating the allegations in the complaints. There has been no discovery to date, and no trial date has been established. An adverse judgment or settlement of these lawsuits could have a significant impact on the Lantronix's future financial condition or results of operations. Lantronix anticipates that all of these actions will ultimately be consolidated into one action and that a consolidated amended complaint will be filed after the appointment of lead plaintiff(s). Lantronix has not yet answered any of the complaints, and discovery has not commenced.

Item 7.  Financial Statements and Exhibits

    (c)  Exhibits

         The following exhibits are filed herewith:

         99.1 Text of Press Release, dated May 30, 2002, titled "Lantronix Provides Update on Internal Review; Appoints Marc Nussbaum Interim CEO"

         10.16 Agreement dated May 28, 2002 between Gordian Corporation and Lantronix, Inc.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Lantronix, Inc.


Date: June 5, 2002                    By:    /s/ Michael S. Oswald
                                          -------------------------------------
                                          Name:  Michael S. Oswald
                                          Title: Vice President and
                                                 General Counsel

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                                  EXHIBIT INDEX

99.1 Text of Press Release, dated May 30, 2002, titled "Lantronix Provides Update on Internal Review; Appoints Marc Nussbaum Interim CEO"

10.16    Agreement dated May 28, 2002 between Gordian Corporation and
         Lantronix, Inc.